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                                                                 EXHIBIT 3.5
                               NEW HEDSTROM CORP.

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION

                Under Section 242 of the General Corporation Law

        NEW HEDSTROM CORP, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        1.  The name of the Corporation is New Hedstrom Corp.

        2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 20, 1990.

        3. Article FIRST of the Certificate of Incorporation, setting forth the name of the Corporation, is hereby amended to read in its entirety as follows:

        "FIRST:  Name.  The name of the Corporation is Hedstrom Corporation."

        4. This Certificate of Amendment of the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by John H. Hurshman, its Vice President, and attested by William A. Newman, its Secretary, as of the 10th day of January, 1991.



                                         /s/ JOHN H. HURSHMAN
                                         ----------------------------
                                               John H. Hurshman
                                                Vice President


ATTEST:


/s/ WILLIAM A. NEWMAN
------------------------
  William A. Newman
     Secretary